UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VARIAN MEDICAL SYSTEMS, INC.

(Name of Registrant as Specified in its Charter)

SIEMENS HEALTHINEERS AG

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Erlangen, August 2, 2020

Siemens Healthineers plans to acquire Varian to advance fight against cancer and strengthen its position in healthcare

•	Combination creates a global leader in healthcare with a comprehensive portfolio to fight cancer

•	Varian shareholders to receive USD 177.50 per share in cash, representing a purchase price of approximately USD 16.4 billion

•	Varian expected to be accretive to Siemens Healthineers adjusted basic EPS[1] within the first 12 months after closing of the acquisition

•	Aimed for EBIT synergies following closing of the acquisition of at least EUR 300 million per annum in fiscal year 2025

Today, Siemens Healthineers AG (Frankfurt: SHL) and Varian Medical Systems, Inc. (NYSE: VAR) announced that they have entered into an agreement, pursuant to which Siemens Healthineers shall acquire all shares of Varian for USD 177.50 per share in cash. This corresponds to a purchase price of approximately USD 16.4 billion.

Varian’s Board of Directors unanimously approved the agreement and recommends to the Varian shareholders also to approve the agreement. The acquisition of Varian is expected to close in the first half of calendar year 2021, with closing being subject to approval by Varian shareholders, receipt of regulatory approvals and satisfaction of other customary closing conditions.

[1]	Before purchase price allocation effects, transaction, integration, retention and restructuring costs

Siemens Healthineers AG	Henkestr. 127
Communications	91052 Erlangen
Dr. Matthias Kraemer	Germany

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Press Release	Siemens Healthineers

“With this combination of two leading companies we make two leaps in one step: A leap in the fight against cancer and a leap in our overall impact on healthcare. This decisive moment in the history of our companies means more hope and less uncertainty for patients, an even stronger partner for our customers, and for society more effective and efficient medical care. Together with Varian’s outstanding and passionate employees, we will shape the future of healthcare more than ever before,” said Dr. Bernd Montag, CEO of Siemens Healthineers AG.

“Varian’s innovative and patient centric culture has enabled us to become an iconic leader in radiotherapy and multi-disciplinary cancer care, with a trusted global brand and strong customer loyalty,” said Dow Wilson, President and Chief Executive Officer of Varian. “Siemens Healthineers values our talented and engaged employees and recognizes the strength of the Varian brand, our cutting-edge portfolio, and the relationships we’ve nurtured. We are thrilled to partner with Siemens Healthineers to extend our renowned customer care, serving clinicians and patients from the very first stage in the fight against cancer. With Siemens Healthineers, we will transform care for a greater number of patients worldwide, as well as broaden opportunities for our employees as part of a larger and more global organization. That is why our Board is confident that combining with Siemens Healthineers is the right path forward for Varian – delivering immediate and compelling value to our shareholders, while bringing us even closer to our transformative vision of a world without fear of cancer.”

“With the acquisition of Varian, Siemens Healthineers is entering another attractive growth market that offers the company significant potential for value creation and aligns perfectly with the upgrading phase of Siemens Healthineers’ strategy. Siemens Healthineers is creating an unprecedented, highly integrated portfolio for the global fight against cancer,” said Prof. Dr. Ralf P. Thomas, Chairman of the Supervisory Board of Siemens Healthineers AG.

A HOLISTIC PARTNER FOR CANCER CARE

Varian is a world leader in the field of cancer care, with innovative solutions especially in radiation oncology and related software. In fiscal year 2019, the company generated

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Press Release	Siemens Healthineers

revenues of USD 3.2 billion with an adjusted operating margin of approximately 17 percent. Varian is headquartered in Palo Alto, California, USA, and currently employs approximately 10,000 people worldwide. With a holistic approach to cancer care, the company is increasingly leveraging technologies such as artificial intelligence, machine learning and data analysis to further improve cancer treatment and expand access to care.

The International Agency for Research on Cancer2 expects the prevalence of cancer to almost double between 2010 and 2030, with more than 50 percent of all cancer patients undergoing radiotherapy. At the same time, significant growth in therapeutic innovations is driving demand for personalized diagnosis and therapy planning, implementation and monitoring.

Varian’s decades of progress in developing and delivering multidisciplinary, integrated cancer care has kept the company at the forefront of innovation for more than 70 years. Varian thus offers an ideal fit to Siemens Healthineers leading businesses in medical imaging, laboratory diagnostics and interventional procedures.

BUILDS ON A LONG AND SUCCESSFUL PARTNERSHIP

Since 2012, Siemens Healthineers and Varian have been working together successfully in the strategic “EnVision” partnership to shape the future of cancer treatment, combining Varian’s innovative therapeutic systems and Siemens Healthineers leading imaging technology. This transaction builds on this long-standing partnership to develop improved cancer therapy solutions – from imaging for treatment planning to focused radiation therapy – for efficient workflow and effective, personalized treatment.

TRANSACTION TERMS

Varian is expected to positively contribute to Siemens Healthineers adjusted basic EPS3 within the first 12 months after closing of the acquisition. Following the closing of the acquisition, Siemens Healthineers aims for EBIT synergies of at least EUR 300 million per annum in fiscal year 2025.

[2]	https://www.iarc.fr/cards_page/world-cancer-report/ - https://gco.iarc.fr/
[3]	Before purchase price allocation effects, transaction, integration, retention and restructuring costs

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Press Release	Siemens Healthineers

Siemens Healthineers plans to finance the acquisition of Varian with a mix of debt and equity. Siemens Finance B.V., a subsidiary of Siemens Aktiengesellschaft, will provide Siemens Healthineers for a transitional period with a bridge facility in an amount of EUR 15.2 billion to finance the acquisition price and additional costs and expenses in connection with the acquisition of Varian.

Siemens Healthineers plans to replace up to approximately 50 percent of the amount available under the bridge facility granted by Siemens Finance B.V. through the issuance of equity. For this purpose, Siemens Healthineers intends to increase the share capital by issuing new shares with subscription rights expected to be excluded. In a first step, Siemens Healthineers plans to place new shares without a prospectus, depending on market conditions, still within calendar year 2020. The issuance of new shares will raise the free float and presumably the trading volumes of Siemens Healthineers shares. It is planned that the remaining amounts under the bridge facility will be refinanced through debt provided by Siemens AG or one of its subsidiaries to Siemens Healthineers. Such debt will be raised externally by Siemens AG and then be passed on to Siemens Healthineers through loans at market conditions. After closing, Varian will continue to operate under the Varian name, as a Siemens Healthineers brand.

Find this press release and press images at http://siemens-healthineers.com/q3-results.

Siemens Healthineers Media Contact

Matthias Kraemer

Phone: +49 172 3440114; E-mail: matthias.kraemer@siemens-healthineers.com

Philipp Grontzki

Phone: +49 152 03350194; E-mail: philipp.grontzki@siemens-healthineers.com

Ulrich Kuenzel

Phone: +49 162 2433492; E-mail: ulrich.kuenzel@siemens-healthineers.com

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Press Release	Siemens Healthineers

Siemens Healthineers (listed in Frankfurt, Germany: SHL) is shaping the future of Healthcare. As a leading medical technology company headquartered in Erlangen, Germany, Siemens Healthineers enables healthcare providers worldwide through its regional companies to increase value by empowering them on their journey towards expanding precision medicine, transforming care delivery, improving the patient experience, and digitalizing healthcare. Siemens Healthineers is continuously developing its product and service portfolio, with AI-supported applications and digital offerings that play an increasingly important role in the next generation of medical technology. These new applications will enhance the company’s foundation in in-vitro diagnostic, image-guided therapy, and in-vivo diagnostics. Siemens Healthineers also provides a range of services and solutions to enhance healthcare providers ability to provide high-quality, efficient care to patients. In fiscal 2019, which ended on September 30, 2019, Siemens Healthineers, which has approximately 52,000 employees worldwide, generated revenue of EUR 14.5 billion and adjusted profit of EUR 2.5 billion. Further information is available at www.siemens-healthineers.com.

DISCLAIMER

This announcement is not directed to, or intended for distribution to or use by, any natural person or entity that is a citizen or resident or located in any locality, state, country or other jurisdiction where such distribution, publication, availability or use would be contrary to law or regulation of such jurisdiction or which would require any registration or licensing within such jurisdiction. Any failure to comply with these restrictions may constitute a violation of the laws of other jurisdictions.

The Company’s securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act.

This announcement includes “forward-looking statements”. These statements contain the words “anticipate”, “believe”, “intend”, “estimate”, “plan”, “expect”, “target” and “will” and words of similar meaning. All statements other than statements of historical facts included in this announcement, including, without limitation, those regarding Siemens Healthineers’ financial position, business strategy, the expected financial impact of the acquisition of Varian (including costs and revenue synergies), plans and objectives of management for future operations (including the achievement of costs and revenue synergies) are forward-looking statements. By their nature, such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Siemens Healthineers to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding Siemens Healthineers’ present and future business strategies and the market environment in which Siemens Healthineers will operate in the future. Each of the Companies referred to in this announcement, the relevant group entities and their respective affiliates, agents, directors, officers, employees and advisers, expressly disclaims any obligation or undertaking to update any forward-looking statements contained herein. You are urged to consider these factors carefully in evaluating the forward-looking statements in this announcement and not to place undue reliance on such statements.

This document includes – in the applicable financial reporting framework not clearly defined – supplemental financial measures (financial key performance indicators) that are or may be alternative performance measures (non-GAAP-measures). These supplemental financial measures may have limitations as analytical tools and should not be viewed in isolation or as alternatives to measures of Siemens Healthineers’ net assets and financial positions or results of operations as presented in accordance with the applicable financial reporting framework in its Consolidated Financial Statements. Other companies that report or describe similarly titled alternative performance measures may calculate them differently, which may therefore not be comparable.

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Press Release	Siemens Healthineers

Due to rounding, numbers presented throughout this and other documents may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures to which they refer.

Please find further explanations to our financial key performance indicators in chapter „A.2 Financial performance system“ and in the notes to the consolidated financial statements note 29 „Segment information“ in the Annual Report 2019 of Siemens Healthineers. Additional information on reconciliations is also included in the Analyst Presentation. These documents are available under the following internet link https://www.corporate.siemens-healthineers.com/investor-relations/presentations-financial-publications.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. The proposed merger will be submitted to the stockholders of Varian for their consideration and approval. In connection with the proposed merger, Varian will file a preliminary proxy statement with the SEC. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the stockholders of Varian. Before making any voting decision, Varian stockholders are urged to read the proxy statement in its entirety, when it becomes available, and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement, if any, because they will contain important information about the proposed merger and the parties to the proposed merger. This communication is not a substitute for the proxy statement or any other document that may be filed by Varian with the SEC.

Varian investors and stockholders may obtain a free copy of documents filed by Varian with the SEC at the SEC’s website at www.sec.gov. In addition, Varian investors and stockholders may obtain a free copy of Varian’s filings with the SEC from Varian’s website at http://investors.varian.com/SECfilings or by directing a request by mail or telephone to: 3100 Hansen Way, Palo Alto, CA 94304-1038, United States, F: +1(650)493-4000.

PARTICIPANTS IN THE SOLICITATION

Siemens Healthineers and Varian and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Varian in respect of the proposed transactions contemplated by the proxy statement. Information regarding Varian’s directors and executive officers is contained in Varian’s Annual Report on Form 10-K for the year ended September 27, 2019 and in the proxy statement for Varian’s 2020 annual meeting of stockholders on Schedule 14A, dated December 20, 2019, both of which are filed with the SEC. Additional information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of Varian in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC, free copies of which may be obtained as described in the preceding paragraph. To the extent holdings of Varian’s securities by Varian’s directors and executive officers change since the amounts set forth in the proxy statement for Varian’s 2020 annual meeting of stockholders or in the proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

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